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                                                                  EXHIBIT 23.1
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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc. 1997 Non-Qualified Stock Option Plan of our report dated January 30, 1998 with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc. 1997 Non-Qualified Stock Option Plan of our report dated August 6, 1998 with respect to the consolidated financial statements of Variation Systems Analysis, Inc. included in the Engineering Animation, Inc. Current Report on Form 8-K, dated September 25, 1998, filed with the Securities and Exchange Commission.

                                          /s/  Ernst & Young LLP
                                          -------------------------------


Minneapolis, Minnesota
November 25, 1998